Exhibit 5.4

July 6, 2015

AECOM

1999 Avenue of the Stars

Suite 2600

Los Angeles, California 90067

Re:                             Registration Statement on Form S-4 (the “Registration Statement”); Exchange Offer for up to $800,000,000 in Aggregate Principal Amount of 5.750% Senior Notes Due 2022 and up to $800,000,000 in Aggregate Principal Amount of 5.875% Senior Notes Due 2024 of AECOM

Ladies and Gentlemen:

We have acted as counsel to E.C. Driver & Associates, Inc. (“E.C. Driver”) and subsidiary of AECOM, a Delaware corporation (the “Issuer”), in connection with the issuance of up to $800,000,000 in aggregate principal amount of 5.750% Senior Notes Due 2022 and up to $800,000,000 in aggregate principal amount of 5.875% Senior Notes Due 2024 (collectively, the “Exchange Notes”) of Issuer, and the guarantees of the Exchange Notes by each of the guarantors (the “Guarantees”), including the guarantee of E.C. Driver (the “E.C. Driver Guarantee”), party to a base indenture, dated as of October 6, 2014, among the Issuer and U.S. Bank, National Association, as trustee, supplemental indentures thereto, among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (together with the base indenture, the “Indenture”).  The Exchange Notes and the Guarantees will be issued in exchange for the Issuer’s outstanding $800,000,000 in aggregate principal amount of 5.750% Senior Notes Due 2022 and $800,000,000 in aggregate principal amount of 5.875% Senior Notes Due 2024, as applicable, and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.

Further, in connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following authorization documents:

(i)                                     the Articles of Incorporation of E.C. Driver certified by the Secretary of State of Florida (the “Guarantor Certificate”);

(ii)                                  the Bylaws of E.C. Driver (the “Guarantor Bylaws,” together with the Guarantor Certificate, the “Guarantor Organizational Documents”);

(iii)                               a Certificate of Status of E.C. Driver, dated July 1, 2015, issued by the Florida Secretary of State (the “Certificate of Status”); and

(iv)                              a certificate to counsel from E.C. Driver, dated July 6, 2015 (the “Certificate to Counsel”).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of E.C. Driver and others as to factual matters without having independently verified such factual matters.  Our opinion expressed in numbered paragraph 1 is based exclusively on the Certificate of Status.  We are opining herein as to the internal laws of the State of Florida, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.                                      Based solely on the Certificate of Status, E.C. Driver is a corporation validly existing and its status is “active” under the laws of the State of Florida.

2.                                      E.C. Driver has all requisite corporate power to execute, deliver and perform its obligations under the Indenture and the E.C. Driver Guarantee.

3.                                      The execution and delivery of each of the Indenture and the E.C. Driver Guarantee by the Guarantor and the performance of its obligations thereunder have been duly authorized by all necessary corporate action and do not violate any law or regulation, or, to our knowledge, any order, judgment or decree applicable to E.C. Driver.

4.                                      The Indenture and the E.C. Driver Guarantee have been duly executed and delivered by the Guarantor.

The following Florida laws, rules and regulations are expressly excluded from the scope of this opinion letter: (a) securities laws, rules and regulations; (b) laws, rules and regulations regulating banks and other financial institutions, insurance companies and investment companies; (c) pension and employee benefit laws, rules and regulations; (d) labor laws, rules and regulations; (f) antitrust and unfair competition laws, rules and regulations; (g) laws, rules and regulations concerning compliance with fiduciary requirements; (h) laws, rules and regulations concerning the creation, attachment, perfection or priority of any lien or security interest; (i) laws, rules and regulations relating to taxation; (j) bankruptcy, fraudulent conveyance, fraudulent transfer and other insolvency laws; (k) environmental laws, rules and regulations; (l) laws, rules and regulations relating to patents, copyrights, trademarks, trade secrets and other intellectual property; (m) local laws, administrative decisions, ordinances, rules or regulations, including any zoning, planning, building, occupancy or other similar approval or permit or any other ordinance or regulation of any county, municipality, township or other political subdivision of the State of Florida; (n) criminal and state forfeiture laws and any racketeering laws, rules and regulations; (o) other statutes of general application to the extent that they provide for criminal prosecution; (p) laws relating to terrorism or money laundering; (q) laws, regulations and policies concerning national and local emergency and possible judicial deference to acts of sovereign states; (r) filing or consent requirements under any of the foregoing excluded laws; (s) the law, rule or regulation of the State of Florida dealing with assignment of claims and (t) judicial and administrative decisions to the extent they deal with any of the foregoing excluded laws.

The opinions expressed herein are subject to the following assumptions, qualifications, limitations and exceptions:

(a)                                 We have relied upon the representations of E.C. Driver in the Certificate to Counsel, the Indenture and E.C. Driver Guarantee and the certificates delivered pursuant thereto with regard to those matters of fact that are expressly represented by each of them in such documents, and we have not undertaken any independent investigation to determine the existence or absence of those or any other facts, and no inference as to our knowledge of the existence or absence of those or any other facts should be drawn from our representation of E.C. Driver.

(b)                                 We have assumed the genuineness of all signatures, the execution by all parties to the Indenture and E.C. Driver Guarantee, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the accuracy and completeness of all documents submitted to us.

(c)                                  Also, we have assumed that each of the entities (other than E.C. Driver, to the extent of the matters set forth in paragraph 4 above) that is a party to any of the Indenture and E.C. Driver Guarantee had the legal right, capacity and power to enter into, enforce and perform all of its obligations thereunder.  Furthermore, we have assumed the due authorization by each of those entities (other than E.C. Driver, to the extent set forth in paragraph 4 above) of all requisite legal action, the due execution and delivery of the Indenture and E.C. Driver Guarantee by each of those entities (other than E.C. Driver), the existence of legally recognized consideration for the obligations of those parties to the Indenture and E.C. Driver Guarantee, and that the Indenture and E.C. Driver Guarantee are valid and binding upon those persons or entities (other than E.C. Driver) and are enforceable against those persons or entities (other than E.C. Driver) in accordance with their terms.

(d)                                 Whenever a statement herein is qualified by the phrase “to our knowledge,” “known to us” or similar phrases, it is intended to indicate that, during the course or our representation of E.C. Driver, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter.  However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review.  No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of E.C. Driver.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and Gibson, Dunn & Crutcher LLP, in its rendering of its opinion to you dated July 6, 2015, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor